Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated February 27, 2026 relating to the financial statements of Danaos Corporation and the effectiveness of Danaos Corporation 's internal control over financial reporting, appearing in the Annual Report on Form 20-F of Danaos Corporation for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

March 2, 2026